Exhibit 10.2
AMENDMENT TO THE
PIONEER BANCSHARES, INC.
2007 STOCK INCENTIVE PLAN
WHEREAS, Pioneer Bancshares, Inc. sponsors and maintains the Pioneer Bancshares, Inc. 2007 Stock Incentive Plan (the “Plan”); and
WHEREAS, the Compensation Committee of the Board of Directors of Pioneer Bank (the “Committee”) serves as the “Committee” under the Plan and has the authority under the terms of the Plan to amend the Plan; and
WHEREAS, the Committee desires to amend the Plan to allow NQSO’s (as defined in the Plan) under the Plan to be exercised pursuant to a net share cashless exercise.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, effective as of March 31, 2022:
1.Section 6(A) is hereby amended in its entirety to read as follows:
(A)    Medium and Time of Payment. The Exercise Price shall be paid in full at the time the Option is exercised. The Exercise Price shall be payable either by (i) United States dollars in cash or by check, Company draft, money order or wire transfer of good funds payable to the Company; (ii) upon conditions established by the Committee, by delivery of shares of Stock owned by the Participant for at least six (6) months prior to the date of exercise; (iii) if allowed under the terms of the applicable NQSO Stock Option Agreement, an election by the Participant to utilize a “net exercise,” such that the Participant may exercise the Option and the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with an aggregate Fair Market Value (on such date as is determined by the Committee) that does not exceed the aggregate Exercise Price; provided, however, that the Participant shall deliver cash or other payment acceptable to the Company to the extent of any remaining balance of the aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued; or (iv) by a combination of (i), (ii) and (iii) (to the extent allowed under the terms of the applicable Stock Option Agreement). A broker assisted exercise shall be deemed to be an exercise for cash under clause (i) of the preceding sentence.
IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed on this 28th day of March, 2022, effective for all purposes as provided above.
    Compensation Committee of the Board of Directors of Pioneer Bank

    By:    /s/ Fran Wiatr
        Committee Chair